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                                                                    EXHIBIT 1.1


                COMMUNITY TRUST FINANCIAL SERVICES CORPORATION


                         176,471 SHARES OF COMMON STOCK
                     ($2.50 PAR VALUE PER SHARE) (MINIMUM)

                         294,118 SHARES OF COMMON STOCK
                     ($2.50 PAR VALUE PER SHARE) (MAXIMUM)

            STANDBY PLACEMENT AGENT AND FINANCIAL ADVISOR AGREEMENT


                             DATED:  July 29, 1998


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            STANDBY PLACEMENT AGENT AND FINANCIAL ADVISOR AGREEMENT



MORGAN KEEGAN & COMPANY, INC.
50 Front Street
Memphis, Tennessee 38103
Attn:  Randolph C. Coley

Ladies and Gentlemen:

     Community Trust Financial Services Corporation, a Georgia corporation (the "Company"), hereby engages Morgan Keegan & Company, Inc. ("Morgan Keegan") to serve as financial advisor and standby placement agent for the Company in its efforts to raise between $3 million (minimum) to $5 million (maximum) in equity capital. The Company intends to offer up to 294,118 shares (the "Shares") of its $2.50 par value Common Stock (the "Common Stock") to its existing Shareholders during the period from May 12, 1998 to June 12, 1998 (the "Offer to Shareholders"). Morgan Keegan has agreed to provide financial advisory services in connection with the Offer to Shareholders and to act as placement agent for any Shares not sold in the Offer to Shareholders on or before June 12, 1998 ("Unsold Shares"), all subject to and in accordance with the terms and conditions of this Agreement.

     1. The Company hereby appoints Morgan Keegan to act as its (i) financial advisor, and (ii) exclusive placement agent on a "best efforts" basis in connection with the sale by the Company, with the assistance of Morgan Keegan, of any Unsold Shares (the "Standby Offering"). The Standby Offering shall be at a price per share of $17.00 and shall expire on November 6, 1998, or such later date as may be agreed upon by Morgan Keegan and the Company (the "Expiration Date"). The Company has determined that the Standby Offering of the Shares is to be made directly by the Company with the investors pursuant to purchase agreements entered into by the investors and the Company.

     2. As compensation for Morgan Keegan's services hereunder, the Company will pay Morgan Keegan in cash (i) an advisory fee of $23,000 payable at the Closing, as hereinafter defined, and (ii) a placement agent's commission of 2.00% of the aggregate proceeds to the Company of the Shares sold, with Morgan Keegan's assistance, in the Standby Offering, if any Shares are sold in the Standby Offering, with Morgan Keegan's assistance, payable at the Closing or upon acceptance by the Company after the Closing of any additional subscriptions the Company receives. In addition, whether or not the sale of the Shares is completed, upon presentation by Morgan Keegan to the Company of invoices or other evidence of Morgan Keegan's reasonable out-of-pocket expenses (including fees of counsel not to exceed $22,500 and counsel's reasonable out-of-pocket expenses) incurred in connection with its services hereunder, the Company will reimburse Morgan Keegan upon demand for such expenses.

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     Section 1.  Representations and Warranties of the Company.  The Company
represents and warrants to and agrees with Morgan Keegan that:

     (a) A registration statement on Form S-2 (File No.333-49463) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of such registration statement and amendment or amendments and of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you. The Company has prepared in the same manner, and has delivered to you, and has filed with the Commission, a further amendment thereto, including the form of final prospectus and the Registration Statement, as so amended, has become effective.

     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as hereinafter defined), shall also mean such registration statement as so amended. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus referred to in the preceding paragraph. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement became effective. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities or blue sky authority of any jurisdiction, and each Preliminary Prospectus and any amendment or supplement thereto, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Morgan Keegan expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

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     (c) When the Registration Statement became effective, when the Prospectus is first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission and at the Closing Time and Date of Delivery (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus, nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Morgan Keegan expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. The Prospectus delivered to Morgan Keegan for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) The Company has been duly organized and is validly existing as a corporation under the laws of the state of Georgia, with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

     (e) All of the Company's subsidiaries are named on an exhibit to the Registration Statement (each a "Subsidiary" and collectively the "Subsidiaries"). Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such entity is duly qualified to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

     (f) The Company has full right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or

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affecting creditors' rights, or by general principles of equity whether considered at law or at equity and except to the extent enforcement of the indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws (collectively, the "Remedies Exceptions").

     (g) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby has been made or obtained and is in full force and effect, except as may be required under applicable state securities laws.

     (h) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the organizational documents or bylaws of the Company or any of the Subsidiaries, or under any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or any of their respective properties or other assets is subject; or any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries.

     (i) The Shares to be issued and sold in the Standby Offering hereunder have been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, each purchaser of Shares in the Standby Offering will receive good, valid and marketable title to the Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, other than such encumbrances as may be created by such purchaser. No preemptive rights of shareholders exist with respect to any of the Shares which have not been satisfied or waived. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement which has not been satisfied or waived; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any Common Stock of the Company at any other time which has not been satisfied or waived.

     (j) The Company's authorized, issued and outstanding shares of Common Stock are as disclosed in the Prospectus as of the date thereof, and have not changed materially since that date. All of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Company's Common Stock contained in the Prospectus. No shares of Common Stock of the

                                       5
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Company are reserved for any purpose except for Common Stock reserved for issuance pursuant to the Company's incentive compensation plans, in each case as described in the Prospectus, and, except for such reserved shares, no person has any right or option to acquire any shares of Common Stock or any other ownership interest in the Company.

     (k) All of the issued shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise disclosed in the Prospectus, are owned directly, or indirectly through another Subsidiary, by the Company (in the amounts described in the Prospectus), and, except for the Shareholders Agreement, with respect to the shares of Community Loan Company, and the Operating Agreement, with respect to the membership interests of Cash Transactions, LLC, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. No shares of capital stock or other ownership interests of any Subsidiary are reserved for any purpose, and except with respect to the shares of Cash Transactions, LLC and Community Loan Company, no person has any right or option to acquire any such shares or other ownership interests. Other than the Subsidiaries and as described in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

     (l) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or capital stock or other ownership interests of any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company any shares of Common Stock or other ownership interest in the Company or from any such Subsidiary any such capital stock or other ownership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of Common Stock (except pursuant to employment agreements with Ronnie Austin and Pat Higham) or of any such Subsidiary to issue any shares of capital stock or other ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. None of the outstanding shares of Common Stock or other securities of the Company or any Subsidiary were issued in violation of the 1933 Act, or any other federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (each, a "Legal Requirement").

     (m) The financial statements of the Company and its consolidated Subsidiaries included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations and cash flows for the Company and its consolidated Subsidiaries for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements and schedules included in the Registration Statement and the amounts in the Prospectus under the captions "Prospectus Summary Selected Consolidated Financial Data" and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the

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Registration Statement and the Prospectus.  No other financial statements or schedules of the Company and its consolidated Subsidiaries are required to be included in the Registration Statement or Prospectus other than those that are included or incorporated by reference therein. Except as reflected or disclosed in the financial statements included in the Registration Statement and the Prospectus, or otherwise set forth in the Prospectus, neither the Company nor any of the Subsidiaries are subject to any material indebtedness, obligation or liability, contingent or otherwise.

     (n) Porter Keadle Moore LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder.

     (o) None of the Company or the Subsidiaries has sustained, since December 31, 1997, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the shares of Common Stock, other equity securities, long-term debt, obligations under capital leases or short-term borrowings of the Company or the Subsidiaries, (ii) any repurchase of shares of Common Stock or other equity securities of the Company by the Company (other than the surrender of 2000 shares upon exercise of a stock option) or any declaration or payment of any dividend or distribution of any kind on its shares of capital stock, or (iii) any material adverse change, or any development which could reasonably be expected to have a Material Adverse Effect.

     (p) Neither the Company nor any of the Subsidiaries is in violation of its respective organizational documents or bylaws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject which could reasonably be expected to have a Material Adverse Effect. None of the Company or the Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly disclosed in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a Material Adverse Effect.

     (q) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation against the Company, any of the Subsidiaries or any of their respective officers or directors or to which the properties, assets or rights of any such entity may be subject, before or brought by any court or governmental agency or body or board of arbitrators that is required to be described in the Registration Statement or the Prospectus but is

                                       7
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not described as required or that, considered in the aggregate, is material to the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company or the Subsidiaries.

     (r) The descriptions contained or incorporated by reference in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

     (s) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

     (t) The Company and each of the Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

     (u) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company to conduct its business as described in the Prospectus, and the Company has not received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

     (v) Each of the Company's and the Subsidiaries' respective systems of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's or the Subsidiaries' financial statements; and none of the Company, the Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds and no funds of the Company or the Subsidiaries, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

     (w) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could have a

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Material Adverse Effect.  All material tax liabilities are adequately provided for on the respective books of such entities.

     (x) Each of the Company and the Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased and to be owned by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (y) Each of the Company, the Subsidiaries, and their officers, or directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

     (z) The Company is not, will not become as a result of the transactions contemplated hereby, or will not conduct its respective businesses in a manner in which the Company would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (aa) None of the Subsidiaries which is majority-owned by the Company currently is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any of the other Subsidiaries, except as disclosed in the Prospectus and except Community Loan Company because of its insolvency.

     Section 2.  Sale and Delivery of the Shares in Standby Offering.

     (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Morgan Keegan agrees to use its commercially reasonable best efforts to identify and refer to the Company persons interested in purchasing the Unsold Shares in the Standby Offering, and the Company agrees to issue and sell to the investors thereof so identified, whose subscriptions it accepts, the Unsold Shares, at a purchase price of $17.00 per share.

     (b) Payment of the purchase price for and delivery of certificates in definitive form representing at least the minimum number of Shares (176,471) to be sold in the Offer to Shareholders and the Standby Offering (the "Minimum Shares") shall be made in accordance with the purchase agreements between the Company and such investor at the offices of Rowe, Foltz & Martin, P.C., Five Piedmont Center, Suite 750, Atlanta, Georgia 30305 or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m. on the sixth full business day after the Company notifies Morgan Keegan that the Escrow Agent (as defined in the

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Prospectus) has received subscriptions acceptable to the Company and payment in full for the Minimum Shares, or at such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such date and time of payment and delivery being herein called the "Closing Time"). After the Closing Time, sales of Shares pursuant to any additional subscriptions received in the Standby Offering may be consummated as such subscriptions are accepted by the Company (each such sale constituting a "Subsequent Closing" hereunder), provided that the Company shall provide Morgan Keegan with a weekly report of any such Subsequent Closing within five (5) business days after the end of each calendar week following the Closing accompanied by payment in full of any placement agent's commissions due hereunder with respect to such Subsequent Closings.

     Section 3. Certain Covenants of the Company. The Company covenants and agrees with Morgan Keegan as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement executed and delivered by the parties hereto). The Company will notify you immediately, and confirm the notice in writing (or provide you with a copy of any correspondence from the Commission), (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), if you or counsel for Morgan Keegan shall reasonably object to such amendment or supplement.

     (c) The Company has furnished or will furnish to you, at its expense, as soon as available, three copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to Morgan Keegan one conformed copy of the Registration Statement as originally filed and of each amendment thereto. The copies of the Registration Statement and each amendment thereto furnished to you will be

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identical to the electronically transmitted copies thereof filed with the
Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) The Company will deliver to Morgan Keegan, at the Company's expense, from time to time, as many copies of each Preliminary Prospectus as Morgan Keegan may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to Morgan Keegan, at the Company's expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as Morgan Keegan may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or if for any reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the 1933 Act or the rules and regulations thereunder, the Company will notify you and upon your request prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or an amendment or supplement to any such incorporated document which will correct such statement or omission or effect such compliance, and in case Morgan Keegan is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of Morgan Keegan, the Company will prepare and deliver to Morgan Keegan as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

     (e) The Company will use commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of Georgia and Florida and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter, beginning after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the 1933 Act Regulations), an earnings statement (in reasonable detail but which need not be audited) complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

     (g) The Company will use the net proceeds received by it from the sale of the Shares substantially in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (h) The Company will furnish to its securityholders, as soon as practicable after the end of each fiscal year, annual reports (including financial statements audited by independent public accountants). With respect to any fiscal period ending on or before December 31, 1999, the Company will furnish to you: (i) concurrently with furnishing any such reports to its securityholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's securityholders; (ii) concurrently with furnishing to its securityholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of securityholders' equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants;
(iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to securityholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"); (v) every material press release in respect of the Company or its affairs which is released by the Company; and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

     (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, without the prior written consent of Morgan Keegan, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, or announce any offer, pledge, sale, grant of any option to purchase or other disposition, directly or indirectly, any Common Shares or securities convertible into, exercisable or exchangeable for, Common Shares, except as provided in Section 2 of this Agreement and other than pursuant to the Company's stock option plans ("Option Plans").

     (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares.

     (k) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (l) During the period that Morgan Keegan is required to deliver the Prospectus to investors pursuant to this Offering, the Company will not, and will use commercially reasonable efforts to cause its officers and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, or pay anyone (other than Morgan Keegan) any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person (other than Morgan Keegan) any compensation for soliciting any order to purchase any other securities of the Company.

     (m) If at any time during the 60-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (n) The Company will timely and accurately report the use of proceeds received by it from the sale of the Shares in accordance with Rule 463 of the Commission under the 1933 Act or any successor provision.

     Section 4. Payment of Expenses. The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement (including fees and expenses of counsel for Morgan Keegan, such fees of counsel not to exceed $17,500, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to Morgan Keegan,
(b) the preparation, printing and distribution of this Agreement, the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares to the investors, including any transfer taxes payable upon the sale of the Shares to the investors (other than transfer taxes on resales by the investors), (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with the terms of this Agreement, including filing fees and fees and disbursements of counsel for Morgan Keegan in connection therewith and in connection with the Blue Sky Memoranda (which fees of counsel shall not exceed $5,000), (f) filing fees relating to the review of the offering by the NASD, (g) the transfer agent's and registrar's fees and all miscellaneous expenses referred to in Part II of the Registration Statement, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by Morgan Keegan to be necessary or desirable to effect the sale of the Shares in the Standby Offering, and (i) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with "blue sky" qualifications and NASD review.

     Section 5. Conditions of Morgan Keegan's Obligations. The obligations of Morgan Keegan to exercise its commercially reasonable best efforts to place the Unsold Shares are subject to the accuracy of the representations and warranties of the Company contained herein at all times after the date hereof up to and including the Closing Time and the time of each Subsequent Closing and to the accuracy of the representations and warranties of the Company contained in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 p.m. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for Morgan Keegan. If the Company has elected to rely upon Rule 430A, a Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Time, you shall have received a favorable opinion of Rowe, Foltz & Martin, P.C. counsel for the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for Morgan Keegan, to the effect that:

          (i) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Georgia. The Company has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is qualified to transact business and is in good standing in each of the jurisdictions in which the ownership or leasing of the Company's properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

          (ii) Each of the Subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of its organization. Each such entity has all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such entity (other than Cash Transactions LLC) is duly qualified to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business requires such qualification, except where the failure to do so would not have a Material Adverse Effect.

          (iii) The Company has the power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by Morgan Keegan, this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by the Remedies Exceptions.

          (iv) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby has been made or obtained and is in full force and effect, except such as may be necessary under state securities laws or required by the NASD in connection with the offer and sale of the Shares in the Offer to Shareholders and the Standby Offering, as to which such counsel need express no opinion.

          (v) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or the giving notice or the passage of time or both) constitute a default under, the organizational documents or bylaws of Company or the Subsidiaries or under any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument listed on Schedule 1 hereto which the Company or any of the Subsidiaries is a party or to which the Company or any of the Subsidiaries or any of their respective properties or other assets is subject; or, to such counsel's knowledge, any applicable statute judgment, decree, order, rule or regulation of any court or governmental agency or body; or to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries.

          (vi) The Shares conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus under the heading "Description of Common Stock."

          (vii) The Shares to be issued and sold hereunder have been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, such shares will be validly issued, fully paid and nonassessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the purchasers of the Shares offered hereunder will receive valid legal title to the Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, other than those created by such purchasers. To such counsel's knowledge, no preemptive rights of shareholders exist with respect to any of the Shares which have not been satisfied or waived. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the 1933 Act of the Stock pursuant to the Registration Statement which has not been satisfied or waived; and, except as set forth in the Prospectus, to such counsel's knowledge no person holds a right to require registration under the 1933 Act of any Common Stock of the Company at any other time which has not been satisfied or waived. The form of certificates evidencing the Shares complies with all applicable requirements of Georgia law.

          (viii) The Company has an authorized capital stock as set forth in the Prospectus under the caption "Capitalization." All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued in violation of any preemptive rights of shareholders under the Company's charter or Georgia Law or, to the knowledge of such counsel, otherwise.

          (ix) All of the issued shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are to such counsel's knowledge fully paid and nonassessable, except as otherwise disclosed in the Prospectus, and are owned directly, or indirectly through another Subsidiary, by the Company (in the amounts described in the Prospectus), and, except for the Shareholders Agreement, with respect to the shares of Community Loan Company, and the Operating Agreement, with respect to the membership interests of Cash Transactions, LLC, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. Other than the Subsidiaries and as described in the Prospectus, to such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

          (x) Except as disclosed in the Prospectus, to such counsel's knowledge, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any shares of capital stock of the Company or capital stock or other ownership interests of any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company any shares of capital stock or from any such Subsidiary any such capital stock or other ownership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock of the Company (except pursuant to employment agreements with Ronnie Austin and Pat Higham) or of any such Subsidiary to issue any shares of capital stock or other ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights.

          (xi) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation against the Company, the Subsidiaries or any of their respective officers or directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, that is required be described in the Registration Statement or the Prospectus but is not described as required that, considered in the aggregate, is material to the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company or the Subsidiaries.

          (xii) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

          (xiii) The Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, all Preliminary Prospectuses, the Prospectus and any amendment or supplement thereto, appear on their face to conform as to form in all material respects with requirements of the 1933 Act and the rules and regulations thereunder.

          (xiv) The Company is not, or solely as a result of the consummation of the transactions contemplated hereby will not become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (xv) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings are accurate and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations.

          (xvi) Except as disclosed in the Prospectus, none of the Subsidiaries which is majority-owned by the Company currently is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any of the other Subsidiaries.

     Such counsel also shall state that they have no reason to believe that the Registration Statement or any further amendment thereto made prior to the Closing Time or on its effective date and as of the Closing Time or the contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to the Closing Time, as of its issue date and as of the Closing Time contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

     In rendering the opinions set forth above, such counsel may rely on the following:

          (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Morgan Keegan's counsel) of other counsel familiar with the applicable laws, and

          (B) as to matters of fact and as to matters set forth in the second sentence of clause (viii) above, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions, having custody of documents respecting the existence or good standing of the Company, provided that copies of all such opinions, statements or certificates shall be delivered to Morgan Keegan's counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

     (c) At the Closing Time and at the time of each Subsequent Closing, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement, nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of Company's knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company, other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Company set forth in Section 1 shall be accurate as though expressly made at and as of the

Closing Time. At the Closing Time, you shall have received a certificate executed by the President and Chief Financial Officer of the Company dated as of the Closing Time, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; and (B) they have reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement, nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

     (d) You shall have received from Porter Keadle Moore LLP letters dated, respectively, the date hereof and the Closing Time in form and substance satisfactory to you, stating that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus. In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of Morgan Keegan that Morgan Keegan shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with Porter Keadle Moore LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the total assets, stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest balance sheets of the Company included in the Prospectus, or a material adverse change in revenues or net income of the Company, in each case as compared with the corresponding period of the prior year.

     (e) At the Closing Time, you shall have received from Porter Keadle Moore LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

     (f) At the Closing Time, counsel for Morgan Keegan shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to counsel for Morgan Keegan. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     (g) You should have received from each person who is an executive officer or director of the Company an agreement to the effect that during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, such person will not, without the prior written consent of Morgan Keegan, offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, or announce any offer, pledge, sale, grant of any option to purchase or other disposition, directly or indirectly, any Common Shares or securities convertible into, exercisable or exchangeable for, Common Shares.

     (h) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or Morgan Keegan's participation in the same.

     (i) Subsequent to the date hereof, there shall not have occurred any of the following: (i) if there has occurred or accelerated any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (ii) if trading in any securities of the Company has been suspended by the Commission, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (iii) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or (iv) if a banking moratorium has been declared by federal or Georgia authorities, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company and its Subsidiaries, taken as a whole, or
(vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time or the time of any Subsequent Closing, and such termination shall be without liability of any party to any other party, except as provided in
Section 4. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

     Section 6.  Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless Morgan Keegan against any losses, claims, damages or liabilities, joint or several, to which Morgan Keegan may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any breach of any warranty or covenant of the Company herein contained, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (iii) arise out of or are based upon the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Morgan Keegan for any legal or other expenses reasonably incurred by Morgan Keegan in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Morgan Keegan expressly for use therein. In addition to its other obligations under this
Section 6(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse Morgan Keegan on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse Morgan Keegan for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to Morgan Keegan within 30 days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. The Company will not, without the prior written consent of Morgan Keegan, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not Morgan Keegan is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of Morgan Keegan from all liability arising out of such action or claim (or related cause of action or portion thereof).

     The indemnity agreement in this Section 6(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls Morgan Keegan within the meaning of the 1933 Act to the same extent as such agreement applies to Morgan Keegan.

     (b) Morgan Keegan, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by Morgan Keegan herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by Morgan Keegan expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 6(b), Morgan Keegan agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of their obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that Morgan Keegan may otherwise have. Morgan Keegan will, without the prior written consent of the Company, settle or compromise or consent to the entry of judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof).

     The indemnity agreement in this Section 6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act to the same extent as such agreement applies to the Company.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in subsection (a) or (b) shall be available to any party who shall fail to give notice as provided in this subsection (c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that if the indemnifying party is the Company, the Company shall be obligated to pay only the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 6(a) and (b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 6(a) and (b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 6(a) and
(b).

     (e) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and Morgan Keegan on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, and one or more of Morgan Keegan, as incurred, in such proportions that (a) Morgan Keegan are responsible pro rata for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand, and Morgan Keegan, on the other, shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and Morgan Keegan, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any
other relevant equitable considerations.   Relative fault shall be determined by
reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, or by Morgan Keegan, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Morgan Keegan agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim. Notwithstanding the provisions of this Section 6(e), Morgan Keegan shall not be required to contribute any amount in excess of the fees actually received by Morgan Keegan pursuant to this Agreement. For purposes of this Section 6(e), each person, if any, who controls Morgan Keegan within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Morgan Keegan, and each executive officer of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of Morgan Keegan or Morgan Keegan or controlling person, and with respect to an Morgan Keegan or the Company will survive delivery of and payment for the Shares or termination of this Agreement.

     Section 8. Termination.

     (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) in accordance with the last paragraph of
Section 5 of this Agreement, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred or accelerated any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other national or international calamity or crisis or change or development involving a prospective change in national financial, economic or political conditions, in each case the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market System or if trading generally on the New York Stock Exchange or the Nasdaq National Market System or in the over-the-counter market has been suspended or materially limited, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by such system or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred shares of beneficial interest by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or (vi) if a banking moratorium has been declared by federal or New York or Georgia authorities, or (vii) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in your reasonable opinion materially adversely affects or will materially adversely affect the business or operations of the Company, or (viii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

     (b) If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 6 shall remain in effect.

     Section 9. Information Furnished by Morgan Keegan. The Company acknowledges that the statements set forth in footnote 1 on the cover page of the Prospectus constitute the only information furnished by or on behalf of Morgan Keegan expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as such information is referred to in Section 6 hereof.

     Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to Morgan Keegan shall be directed c/o Morgan Keegan & Company, Inc., 50 Front Street, Memphis, Tennessee 38103, Attention:

Randolph C. Coley (with a copy sent in the same manner to Troutman Sanders LLP, 5200 NationsBank Plaza, 600 Peachtree Street, Atlanta, Georgia 30308-2216,
Attention: Thomas O. Powell, Esquire) and notices to the Company shall be directed to it at 3844 Atlanta Highway, Hiram, Georgia 30141, Attention: Ronnie
L. Austin, President (with a copy sent in the same manner to Rowe, Foltz & Martin, P.C., Five Piedmont Center, Suite 750, Atlanta, Georgia 30305, Paul R. Shlanta, Esquire.

     Section 11. Parties. This Agreement is made solely for the benefit of and is binding upon Morgan Keegan and the Company and, to the extent provided in
Section 6, any person controlling the Company or Morgan Keegan, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 6, no other person shall acquire or have any right under or by of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, of the Shares.

     Section 12 Governing Law and Time. This Agreement shall be governed by the laws of the State of Georgia. Specified time of the day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

     Section 13. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, and upon the acceptance hereof by Morgan Keegan this instrument will become a binding agreement among the Company and Morgan Keegan in accordance with its terms.

                                Very truly yours,

                                COMMUNITY TRUST FINANCIAL
                                   SERVICES CORPORATION

                                By: /s/ Ronnie L. Austin
                                    -------------------------------------
                                   Title: President
                                          -------------------------------



     The foregoing Agreement is hereby confirmed and accepted as of the date first written above:


                                MORGAN KEEGAN & COMPANY, INC.

                                By: /s/ W.L.M. Knox, Jr.
                                   -------------------------------------
                                   (Authorized Representative)
                                   Managing Director

                                  SCHEDULE 1

1.  1988 Stock Option Plan and related specimen copy of option.

2.  1993 Employee Stock Option Plan.

3.  1993 Directors Stock Option Plan.

4. Loan and Stock Pledge Agreement dated November 14, 1997, between the Company and The Bankers Bank.

5. Employment Agreement dated January 1, 1998, between the Company and Ronnie Austin.

6.  Escrow Agreement between the Company and The Bankers Bank.

7.  Form of Subscription Agreement.